SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2003

THE DAYTON POWER AND LIGHT COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-2385	31-0258470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 224-6000

Item 4. Changes in Registrant’s Certifying Accountant.

On April 9, 2003, the Finance and Audit Review Committee of the Board of Directors of The Dayton Power and Light Company (the “Company”) engaged KPMG LLP as the Company’s independent accountants for the year ended December 31, 2003.  This appointment concluded a competitive bidding process by the Company that began in late February.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAYTON POWER AND LIGHT COMPANY

Date: April 14, 2003	By:	/s/ STEPHEN F. KOZIAR, JR.
		Name:	Stephen F. Koziar, Jr.
		Title:	President and Chief
Executive Officer